Lincoln Electric Reports Fourth Quarter and Full Year 2017 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com
LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Fourth Quarter and Full Year 2017 Highlights
▪ Q4 sales increase 32.5% with 10.0% organic growth
▪ Q4 EPS of $0.36, Adjusted EPS of $1.01
▪ Average operating working capital performance at 15.9% of net sales
▪ Full year cash conversion of 108% (1)

CLEVELAND, Wednesday, February 14, 2018 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2017 net income of $24.2 million, or diluted earnings per share (EPS) of $0.36. Reported EPS includes special item after-tax charges of $43.3 million or $0.65 EPS. Excluding these items, fourth quarter adjusted net income was $67.5 million, or adjusted EPS of $1.01, as compared with $53.4 million or adjusted EPS of $0.81 in the comparable 2016 period.

Fourth quarter 2017 sales increased 32.5% to $747.2 million from a 20.3% benefit from acquisitions, 6.8% higher volumes, a 3.2% increase in price and a 2.2% favorable impact from foreign exchange.

Operating income for the fourth quarter 2017 was $75.5 million, or 10.1% of sales. This compares with operating income of $83.1 million, or 14.7% of sales, in the comparable 2016 period. On an adjusted basis, operating income was $92.8 million, or 12.4% of sales as compared to fourth quarter 2016 operating income of $83.1 million or 14.7% of sales. Acquisitions had an unfavorable 180 basis point impact to the 2017 adjusted operating income margin.

The U.S. Tax Cuts and Jobs Act (“U.S. Tax Act”) enacted in the fourth quarter resulted in a one-time net tax expense of $28.6 million, or $0.43 EPS, in the quarter. The expense primarily relates to taxes on the Company's unremitted foreign earnings and profits, partially offset by the re-measurement of deferred tax assets and liabilities. The fourth quarter 2017 tax rate was 67.2%, which was unfavorably impacted by the U.S. Tax Act. The fourth quarter 2017 tax rate excluding special items was 25.8% as compared to 31.7% in the comparable 2016 period. The lower current year effective tax rate is attributable to the geographical mix of earnings and the favorable effect of discrete tax items. The Company expects the effective tax rate for the full year 2018 to be in the low to mid-20% range.

"We generated solid organic growth across all business segments, key product areas, and geographies in the fourth quarter,” said Christopher L. Mapes, chairman, president and chief executive officer. “Our team capped off a successful year with focused operational and commercial initiatives and an aggressive integration plan that will drive long-term value for our customers and shareholders. These efforts resulted in double digit EPS growth, record working capital performance, strong cash flows and excellent return on invested capital.” Mapes continued, “We have strong momentum heading into 2018 and are positioned for accelerated growth and superior value creation from our ongoing strategic initiatives."

Twelve Months 2017 Summary

Net income for the twelve months ended December 31, 2017 was $247.5 million, or EPS of $3.71, as compared with net income of $198.4 million, or EPS of $2.91, in the comparable 2016 period. Current period reported EPS includes special item after-tax net charges of $5.2 million or EPS of $0.08. Adjusted net income for the twelve months ended December 31, 2017 was $252.7 million, or adjusted EPS of $3.79, compared with adjusted net income of $224.5 million, or adjusted EPS of $3.29, in 2016.

Sales increased 15.4% to $2.6 billion in the twelve months ended December 31, 2017 from an 8.0% benefit from acquisitions, 4.2% higher volumes, a 2.4% increase in price and a 0.8% favorable impact foreign exchange.
______________________________________________________________________________

(1)	Cash conversion is defined as Net cash provided by operating activities less Capital expenditures divided by Adjusted net income.

Lincoln Electric Reports Fourth Quarter and Full Year 2017 Financial Results

Operating income was $377.7 million, or 14.4% of sales, as compared with $288.3 million, or 12.7% of sales, in the comparable 2016 period. On an adjusted basis, operating income was $362.4 million or 13.8% of sales, as compared with $322.6 million, or 14.2% of sales in 2016. Acquisitions had an unfavorable 90 basis point impact to the 2017 adjusted operating income margin.

Webcast Information

A conference call to discuss fourth quarter 2017 financial results will be webcast live today, February 14, 2018, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 7491736. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the fourth quarter 2017 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 63 manufacturing locations, including operations and joint ventures in 23 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate the Air Liquide Welding business acquisition; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended December 31,				Fav (Unfav) to Prior Year
	2017	% of Sales	2016	% of Sales	$	%
Net sales	$747,185	100.0%	$563,828	100.0%	$183,357	32.5%
Cost of goods sold	507,719	68.0%	366,371	65.0%	(141,348)	(38.6%)
Gross profit	239,466	32.0%	197,457	35.0%	42,009	21.3%
Selling, general & administrative expenses	152,561	20.4%	114,386	20.3%	(38,175)	(33.4%)
Rationalization and asset impairment charges	6,590	0.9%	—	—	(6,590)	(100.0%)
Pension settlement charges	2,867	0.4%	—	—	(2,867)	(100.0%)
Bargain purchase adjustment (gain)	1,935	0.3%	—	—	(1,935)	(100.0%)
Operating income	75,513	10.1%	83,071	14.7%	(7,558)	(9.1%)
Interest income	1,439	0.2%	867	0.2%	572	66.0%
Equity earnings in affiliates	741	0.1%	844	0.1%	(103)	(12.2%)
Other income	1,922	0.3%	621	0.1%	1,301	209.5%
Interest expense	(5,887)	0.8%	(7,251)	1.3%	1,364	18.8%
Income before income taxes	73,728	9.9%	78,152	13.9%	(4,424)	(5.7%)
Income taxes	49,543	6.6%	24,751	4.4%	(24,792)	(100.2%)
Effective tax rate	67.2%		31.7%		(35.5%)
Net income including non-controlling interests	24,185	3.2%	53,401	9.5%	(29,216)	(54.7%)
Non-controlling interests in subsidiaries’ income (loss)	4	—	6	—	(2)	(33.3%)
Net income	$24,181	3.2%	$53,395	9.5%	$(29,214)	(54.7%)
Basic earnings per share	$0.37		$0.81		$(0.44)	(54.3%)
Diluted earnings per share	$0.36		$0.81		$(0.45)	(55.6%)
Weighted average shares (basic)	65,649		65,603
Weighted average shares (diluted)	66,530		66,303
	Twelve months ended December 31,				Fav (Unfav) to Prior Year
	2017	% of Sales	2016	% of Sales	$	%
Net sales	$2,624,431	100.0%	$2,274,614	100.0%	$349,817	15.4%
Cost of goods sold	1,744,105	66.5%	1,485,316	65.3%	(258,789)	(17.4%)
Gross profit	880,326	33.5%	789,298	34.7%	91,028	11.5%
Selling, general & administrative expenses	537,525	20.5%	466,676	20.5%	(70,849)	(15.2%)
Rationalization and asset impairment charges	6,590	0.3%	—	—	(6,590)	(100.0%)
Pension settlement charges	8,150	0.3%	—	—	(8,150)	(100.0%)
Loss on deconsolidation of Venezuelan subsidiary	—	—	34,348	1.5%	34,348	100.0%
Bargain purchase adjustment (gain)	(49,650)	1.9%	—	—	49,650	100.0%
Operating income	377,711	14.4%	288,274	12.7%	89,437	31.0%
Interest income	4,788	0.2%	2,092	0.1%	2,696	128.9%
Equity earnings in affiliates	2,742	0.1%	2,928	0.1%	(186)	(6.4%)
Other income	5,215	0.2%	3,173	0.1%	2,042	64.4%
Interest expense	(24,220)	0.9%	(19,079)	0.8%	(5,141)	(26.9%)
Income before income taxes	366,236	14.0%	277,388	12.2%	88,848	32.0%
Income taxes	118,761	4.5%	79,015	3.5%	(39,746)	(50.3%)
Effective tax rate	32.4%		28.5%		(3.9%)
Net income including non-controlling interests	247,475	9.4%	198,373	8.7%	49,102	24.8%
Non-controlling interests in subsidiaries’ income (loss)	(28)	—	(26)	—	(2)	(7.7%)
Net income	$247,503	9.4%	$198,399	8.7%	$49,104	24.8%
Basic earnings per share	$3.76		$2.94		$0.82	27.9%
Diluted earnings per share	$3.71		$2.91		$0.80	27.5%
Weighted average shares (basic)	65,739		67,462
Weighted average shares (diluted)	66,643		68,156

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2017		December 31, 2016
Cash and cash equivalents	$326,701		$379,179
Marketable securities	179,125		38,922
Total current assets	1,373,608		1,043,713
Property, plant and equipment, net	477,031		372,377
Total assets	2,406,547		1,943,437
Total current liabilities	528,742		388,107
Short-term debt (1)	2,131		1,889
Long-term debt, less current portion	704,136		703,704
Total equity	932,453		712,206

Operating Working Capital	December 31, 2017		December 31, 2016
Accounts receivable	$395,279		$273,993
Inventories	348,667		255,406
Trade accounts payable	269,763		176,757
Operating working capital	$474,183		$352,642

Average operating working capital to net sales (2)	15.9%	(3)	15.6%

Invested Capital	December 31, 2017		December 31, 2016
Short-term debt (1)	$2,131		$1,889
Long-term debt, less current portion	704,136		703,704
Total debt	706,267		705,593
Total equity	932,453		712,206
Invested capital	$1,638,720		$1,417,799

Total debt / invested capital	43.1%		49.8%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to net sales is defined as operating working capital as of period end divided by annualized rolling three months of net sales.

(3)	Includes only five months of Net sales related to the acquisition of Air Liquide Welding. Average operating working capital to Net Sales excluding the acquisition was 14.2%.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Operating income as reported	$75,513	$83,071	$377,711	$288,274
Special items (pre-tax):
Rationalization and asset impairment charges(2)	6,590	—	6,590	—
Pension settlement charges (3)	2,867	—	8,150	—
Loss on deconsolidation of Venezuelan subsidiary (4)	—	—	—	34,348
Acquisition transaction and integration costs (5)	3,616	—	15,002	—
Amortization of step up in value of acquired inventories (5)	2,264	—	4,578	—
Bargain purchase adjustment (gain) (5)	1,935	—	(49,650)	—
Adjusted operating income (1)	$92,785	$83,071	$362,381	$322,622
As a percent of total sales	12.4%	14.7%	13.8%	14.2%

Net income as reported	$24,181	$53,395	$247,503	$198,399
Special items (after-tax):
Rationalization and asset impairment charges (2)	6,198	—	6,198	—
Pension settlement charges (3)	1,770	—	5,030	—
Loss on deconsolidation of Venezuelan subsidiary (4)	—	—	—	33,251
Income tax valuation reversals (6)	—	—	—	(7,196)
Acquisition transaction and integration costs (5)	3,102	—	11,559	—
Amortization of step up in value of acquired inventories (5)	1,708	—	3,453	—
Bargain purchase adjustment (gain) (5)	1,935	—	(49,650)	—
Net impact of U.S. Tax Act (7)	28,616	—	28,616	—
Adjusted net income (1)	$67,510	$53,395	$252,709	$224,454

Diluted earnings per share as reported	$0.36	$0.81	$3.71	$2.91
Special items	0.65	—	0.08	0.38
Adjusted diluted earnings per share (1)	$1.01	$0.81	$3.79	$3.29

Weighted average shares (diluted)	66,530	66,303	66,643	68,156

(1)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Charges primarily related to severance and asset impairments.

(3)	Related to lump sum pension payments.

(4)	Related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

(5)	Related to the acquisition of Air Liquide Welding.

(6)	Related to the reversal of an income tax valuation allowance as a result of a legal entity change.

(7)
These amounts, which are based on reasonable estimates, may require further adjustments as additional guidance from the U.S. Department of Treasury is provided, the Company's assumptions change, or as further information and interpretations become available.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2017	2016
Net income as reported	$247,503	$198,399
Rationalization and asset impairment charges, net of tax of $392	6,198	—
Pension settlement charges, net of tax of $3,120	5,030	—
Loss on deconsolidation of Venezuelan subsidiary, net of tax of $1,097 in 2016	—	33,251
Income tax valuation reversals	—	(7,196)
Acquisition transaction and integration costs, net of tax of $3,443	11,559	—
Amortization of step up in value of acquired inventories, net of tax of $1,125	3,453	—
Bargain purchase gain	(49,650)	—
Net impact of U.S. Tax Act	28,616	—
Adjusted net income (1)	$252,709	$224,454
Plus: Interest expense, net of tax of $9,273 and $7,304 in 2017 and 2016, respectively	14,947	11,775
Less: Interest income, net of tax of $1,833 and $801 in 2017 and 2016, respectively	2,955	1,291
Adjusted net income before tax effected interest	$264,701	$234,938

Invested Capital	December 31, 2017	December 31, 2016
Short-term debt	$2,131	$1,889
Long-term debt, less current portion	704,136	703,704
Total debt	706,267	705,593
Total equity	932,453	712,206
Invested capital	$1,638,720	$1,417,799

Return on invested capital (1)(2)	16.2%	16.6%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Condensed Consolidated Statements of Cash Flows

	Three months ended December 31,
	2017	2016
OPERATING ACTIVITIES:
Net income	$24,181	$53,395
Non-controlling interests in subsidiaries’ income	4	6
Net income including non-controlling interests	24,185	53,401
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	1,441	—
Bargain purchase adjustment	1,935	—
Net impact of U.S. Tax Act	28,616	—
Depreciation and amortization	17,658	16,578
Equity earnings in affiliates, net	(121)	(197)
Pension expense, settlements and curtailments	1,701	1,516
Pension contributions and payments	(1,959)	(325)
Other non-cash items, net	7,352	3,588
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	7,489	(358)
Decrease in inventories	41,974	22,274
Increase in trade accounts payable	26,803	15,705
Net change in other current assets and liabilities	(70,003)	(41,592)
Net change in other long-term assets and liabilities	2,420	1,787
NET CASH PROVIDED BY OPERATING ACTIVITIES	89,491	72,377

INVESTING ACTIVITIES:
Capital expenditures	(22,697)	(10,500)
Proceeds from sale of property, plant and equipment	307	191
Purchase of marketable securities	(49,999)	(38,920)
Proceeds from marketable securities	50,158	—
Other investing activities	—	(426)
NET CASH USED BY INVESTING ACTIVITIES	(22,231)	(49,655)

FINANCING ACTIVITIES:
Net change in borrowings	109	168,060
Proceeds from exercise of stock options	2,294	14,631
Purchase of shares for treasury	(20,152)	(53,409)
Cash dividends paid to shareholders	(23,369)	(21,150)
Other financing activities	9	(799)
NET CASH (USED BY) PROVIDED BY FINANCING ACTIVITIES	(41,109)	107,333

Effect of exchange rate changes on Cash and cash equivalents	1,097	(7,804)
INCREASE IN CASH AND CASH EQUIVALENTS	27,248	122,251
Cash and cash equivalents at beginning of period	299,453	256,928
Cash and cash equivalents at end of period	$326,701	$379,179

Cash dividends paid per share	$0.35	$0.32

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Condensed Consolidated Statements of Cash Flows

	Twelve months ended December 31,
	2017	2016
OPERATING ACTIVITIES:
Net income	$247,503	$198,399
Non-controlling interests in subsidiaries’ loss	(28)	(26)
Net income including non-controlling interests	247,475	198,373
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	1,441	—
Loss on deconsolidation of Venezuelan subsidiary	—	34,348
Bargain purchase gain	(49,650)	—
Net impact of U.S. Tax Act	28,616	—
Depreciation and amortization	68,115	65,073
Equity earnings in affiliates, net	(337)	(261)
Pension expense, settlements and curtailments	2,517	13,988
Pension contributions and payments	(4,683)	(22,484)
Other non-cash items, net	22,841	(3,549)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(16,811)	(12,314)
Decrease in inventories	19,448	14,601
Increase in trade accounts payable	17,871	29,627
Net change in other current assets and liabilities	(8,156)	(7,754)
Net change in other long-term assets and liabilities	6,158	2,909
NET CASH PROVIDED BY OPERATING ACTIVITIES	334,845	312,557

INVESTING ACTIVITIES:
Capital expenditures	(61,656)	(49,877)
Acquisition of businesses, net of cash acquired	(72,468)	(71,567)
Proceeds from sale of property, plant and equipment	2,301	1,127
Purchase of marketable securities	(195,552)	(38,920)
Proceeds from marketable securities	55,348	—
Other investing activities	—	(709)
NET CASH USED BY INVESTING ACTIVITIES	(272,027)	(159,946)

FINANCING ACTIVITIES:
Net change in borrowings	(496)	351,319
Proceeds from exercise of stock options	16,627	25,049
Purchase of shares for treasury	(43,164)	(342,003)
Cash dividends paid to shareholders	(92,452)	(87,330)
Other financing activities	(15,552)	(19,043)
NET CASH USED BY FINANCING ACTIVITIES	(135,037)	(72,008)

Effect of exchange rate changes on Cash and cash equivalents	19,741	(5,607)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(52,478)	74,996
Cash and cash equivalents at beginning of period	379,179	304,183
Cash and cash equivalents at end of period	$326,701	$379,179

Cash dividends paid per share	$1.40	$1.28

Lincoln Electric Holdings, Inc.
Segment Highlights (1)
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2017
Net sales	$423,019	$256,021	$68,145	$—	$747,185
Inter-segment sales	22,002	3,646	1,427	(27,075)	—
Total	$445,021	$259,667	$69,572	$(27,075)	$747,185

EBIT (1)	$70,590	$4,246	$8,951	$(5,611)	$78,176
As a percent of total sales	15.9%	1.6%	12.9%		10.5%
Special items charges (gains) (3)	3,959	7,762	—	5,551	17,272
Adjusted EBIT (2)	$74,549	$12,008	$8,951	$(60)	$95,448
As a percent of total sales	16.8%	4.6%	12.9%		12.8%
Three months ended December 31, 2016
Net sales	$370,082	$130,605	$63,141	$—	$563,828
Inter-segment sales	23,939	4,020	1,726	(29,685)	—
Total	$394,021	$134,625	$64,867	$(29,685)	$563,828

EBIT (1)	$71,709	$7,447	$6,628	$(1,248)	$84,536
As a percent of total sales	18.2%	5.5%	10.2%		15.0%
Adjusted EBIT (2)	$71,709	$7,447	$6,628	$(1,248)	$84,536
As a percent of total sales	18.2%	5.5%	10.2%		15.0%
Twelve months ended December 31, 2017
Net sales	$1,609,779	$724,024	$290,628	$—	$2,624,431
Inter-segment sales	97,382	18,860	8,190	(124,432)	—
Total	$1,707,161	$742,884	$298,818	$(124,432)	$2,624,431

EBIT (1)	$282,624	$31,645	$36,442	$34,957	$385,668
As a percent of total sales	16.6%	4.3%	12.2%		14.7%
Special items charges (gains) (3)	9,242	10,076	—	(34,648)	(15,330)
Adjusted EBIT (2)	$291,866	$41,721	$36,442	$309	$370,338
As a percent of total sales	17.1%	5.6%	12.2%		14.1%
Twelve months ended December 31, 2016
Net sales	$1,494,982	$507,289	$272,343	$—	$2,274,614
Inter-segment sales	93,612	15,975	8,709	(118,296)	—
Total	$1,588,594	$523,264	$281,052	$(118,296)	$2,274,614

EBIT (1)	$266,633	$29,146	$32,380	$(33,784)	$294,375
As a percent of total sales	16.8%	5.6%	11.5%		12.9%
Special items charges (gains) (4)	—	—	—	34,348	34,348
Adjusted EBIT (2)	$266,633	$29,146	$32,380	$564	$328,723
As a percent of total sales	16.8%	5.6%	11.5%		14.5%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)	Special items reflect rationalization and asset impairment charges, pension settlement charges, the net impact of the U.S. Tax Act and charges (gains) related to the Air Liquide Welding acquisition.

(4)	Special items reflect a charge related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2016	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2017
Operating Segments
Americas Welding	$370,082	$37,378	$2,638	$10,784	$2,137	$423,019
International Welding	130,605	(3,209)	111,910	7,259	9,456	256,021
The Harris Products Group	63,141	4,380	—	(64)	688	68,145
Consolidated	$563,828	$38,549	$114,548	$17,979	$12,281	$747,185

% Change
Americas Welding		10.1%	0.7%	2.9%	0.6%	14.3%
International Welding		(2.5%)	85.7%	5.6%	7.2%	96.0%
The Harris Products Group		6.9%	—	(0.1%)	1.1%	7.9%
Consolidated		6.8%	20.3%	3.2%	2.2%	32.5%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2016	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2017
Operating Segments
Americas Welding	$1,494,982	$67,306	$8,470	$36,009	$3,012	$1,609,779
International Welding	507,289	12,503	173,430	18,327	12,475	$724,024
The Harris Products Group	272,343	15,362	—	742	2,181	$290,628
Consolidated	$2,274,614	$95,171	$181,900	$55,078	$17,668	$2,624,431

Americas Welding (excluding Venezuela)	$1,484,168	$78,120	$8,470	$36,009	$3,012	$1,609,779
Consolidated (excluding Venezuela)	$2,263,801	$105,984	$181,900	$55,078	$17,668	$2,624,431

% Change
Americas Welding		4.5%	0.6%	2.4%	0.2%	7.7%
International Welding		2.5%	34.2%	3.6%	2.5%	42.7%
The Harris Products Group		5.6%	—	0.3%	0.8%	6.7%
Consolidated		4.2%	8.0%	2.4%	0.8%	15.4%

Americas Welding (excluding Venezuela)		5.3%	0.6%	2.4%	0.2%	8.5%
Consolidated (excluding Venezuela) (1)		4.7%	8.0%	2.4%	0.8%	15.9%

(1) Venezuelan sales in the twelve months ended December 31, 2016 were $11 million.